Exhibit 99.1

QUEST OIL CORPORATION PROVIDES NOTICE
OF PROPOSED UNREGISTERED STOCK SALE

Quest to Seek Up to $8M in New Funding

Arlington, Texas -- September 7, 2005; Quest Oil Corporation (OTC BB: QOIL) www.questoil.com.

Quest Oil Corporation is providing this public notice pursuant to Section 135(c) of the Securities Act of 1933 in order to provide notice to the marketplace that Quest has proposed to make an offering of unregistered securities to select institutional and accredited investors, that, but for an exemption from registration, will require registration under the Act if the securities are to be sold.

The proposed offering is for up to $8,000,000 of Series B Convertible Debentures (the "Debentures") that mature 24 months from the date of issuance. The stated value for each Debenture shall be $200,000.

The Debentures pay 8% interest on an annual basis and are convertible into Quest's common stock at 100% of the volume weighted average price (the "VWAP") for the 10 trading days immediately preceding the closing date of the proposed financing (the "Fixed Conversion Price").

The Debentures have an amortization schedule such that Quest will be required to make payments on the Debentures, equal to 1/20th of the face value of the Debenture, beginning on the fifth (5th) month after the date of issuance.

Interest and principal payments may be paid in cash or common stock. However, if Quest elects to make a payment in stock, the payment amount will be made in stock based on a price equal to 90% of the average of the closing prices for Quest's common stock for the ten (10) days before a payment is due.

Parties that purchase a Debenture shall be issued three (3) separate warrants. The Series A Warrant gives the holder the right to purchase, for two years, 100% of the common shares underlying the Debenture (based on the Fixed Conversion Price) at a price equal to 170% of the Fixed Conversion Price. The Series B Warrant gives the holder the right to purchase, for one year, a number of Quest common shares equal to 50% of the number of Series A Warrant shares at a price equal to 115% of the Fixed Conversion Price, and a Series C Warrant. The Series C Warrant is has a 5 year term from the date the Series B Warrant is exercised and shall have an exercise price of 140% of the Fixed Conversion Price.

Quest has the right to force the warrant holders to exercise their warrants if Quest's stock price attains certain levels.

The proposed offering does not involve the sale of any securities currently held by Quest shareholders. However, if a registration statement is filed by Quest which registers the securities sold in the proposed offering, Quest reserves the right to register for sale, additional restricted shares held by existing Quest shareholders.

Any certificate representing any of the above referred to securities shall be stamped with a legend substantially in the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO QUEST OIL CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

This is not a complete list of the terms and conditions of the proposed offering.

This news release is being file with the US Securities & Exchange Commission in a Form 8-K.

Exhibit 99.1
About Quest Oil Corporation

Quest is committed to the exploration and development of economical oil and natural gas reserves globally. Quest management is focused on an acquisition program targeting high quality and low risk prospects. Initially Quest is focused on the development of North American oil and gas resources allowing highly leveraged production opportunities in Alberta and Texas, through its 100% owned subsidiaries Quest Canada Corp. and Wallstin Petroleum, LLC.

ON BEHALF OF THE BOARD
Quest Oil Corporation.

"Cameron King"
Cameron King MBA -- President and CEO

To find out more about Quest Oil Corporation (OTC BB:QOIL.OB - News), visit our website at http://www.questoil.com.

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Quest Oil Corporation has little or no control. Please review Quest's public disclosures and other public filings, including Quest's latest Form 10-KSB, Form 10-QSB and Form SB-2, which may be accessed at www.sec.gov.

Contact:

Investor Information:
Mr. Darren Hayes, Corporate Development
1-866-264-7668